Exhibit 10.4

FIFTH AMENDMENT TO OFFICE LEASE

THIS FIFTH AMENDMENT TO OFFICE LEASE (this “Fifth Amendment”) is made as of this 2nd day of July, 2014 (the “Effective Date”), by and between AREP MERIDIAN I LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Office Lease dated September 1, 2007 (the “Original Lease”), ACP 2505 Meridian LLC (“Original Landlord”) leased to Tenant, and Tenant leased from Original Landlord, approximately 6,849 rentable square feet of office space (the “Original Premises”) known as Suite 340 on the third (3rd) floor of the building located at 2505 Meridian Parkway, Durham, North Carolina 27713 (the “Building”);

WHEREAS, pursuant to that certain First Amendment to Office Lease dated December 19, 2008 (the “First Amendment”), Original Landlord and Tenant amended the Original Lease to provide for the demise to Tenant of the Additional Premises (as more particularly described in the First Amendment), upon the terms and conditions set forth in the First Amendment;

WHEREAS, pursuant to that certain Second Amendment to Office Lease dated January 21, 2011 (the “Second Amendment”), Original Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 29, 2012;

WHEREAS, Landlord has succeeded to the interest of Original Landlord under the Original Lease, as amended;

WHEREAS, pursuant to that certain Third Amendment to Office Lease dated March 1, 2012 (the “Third Amendment”), Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2013;

WHEREAS, pursuant to that certain Fourth Amendment to Office Lease dated February 13, 2013 (the “Fourth Amendment”), Landlord and Tenant amended the Original Lease, as amended, to provide for the extension of the Term until February 28, 2018; and

WHEREAS, Landlord and Tenant desire to amend the Original Lease, as amended, to provide for the demise to Tenant of the Second Additional Premises (hereinafter defined), all upon the terms and conditions set forth in this Fifth Amendment.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration and of the mutual agreements hereinafter set forth, it is hereby mutually agreed as follows:

1. Incorporation of Recitals. The foregoing recitals are hereby incorporated in this Fifth Amendment and are made a part hereof by this reference.

2. Definitions. All capitalized terms not defined in this Fifth Amendment shall have the meanings ascribed thereto in the Original Lease, as amended. As used herein and in the Original Lease, as amended (i) the term “Lease” shall mean the Original Lease, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment and this Fifth Amendment and (ii) the term “Premises” shall mean (a) for the period commencing on the Effective Date of this Fifth Amendment until the date immediately preceding the Second Additional Premises Commencement Date (hereinafter defined), the Original Premises together with the Additional Premises and (b) from and after the Second Additional Premises Commencement Date, the Original Premises together with the Additional Premises and the Second Additional Premises.

3. Second Additional Premises; Second Additional Premises Commencement Date. Subject to the terms and conditions set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for a term beginning on the Second Additional Premises Commencement Date and ending on February 28, 2018 (i.e. the “Expiration Date” under the Original Lease, as amended), unless extended or earlier terminated in accordance with the terms of the Lease, approximately 6,836 rentable square feet of office space currently known as Suite 100 comprising a portion of the first (1st) floor of the Building (the “Second Additional Premises,” as shown on the attached Exhibit A). From and after the Second Additional Premises Commencement Date, the aggregate number of rentable square feet demised to Tenant under the Lease (consisting of the Original Premises, the Additional Premises and the Second Additional Premises) is 17,892. As used herein, the term “Second Additional Premises Commencement Date” means the date that is the earlier to occur of (i) the date on which Landlord substantially completes (hereinafter defined) the Tenant Improvements described in the Work Agreement attached hereto as Exhibit B (the “Work Agreement”), or, if there occurs any Tenant Delay (as such term is defined in the Work Agreement), the date on which Landlord would have substantially completed the Tenant Improvements but for such Tenant Delay and (ii) the date on which Tenant, or anyone claiming by, through or under Tenant, first commences use or occupancy of any portion of the Second Additional Premises for the conduct of its business. The Tenant Improvements shall be deemed “substantially complete” on the date that (a) all items of the Tenant Improvements, excluding Long Lead Items (as defined in the Work Agreement), have been completed, subject only to punch list items of work which do not substantially interfere with Tenant’s use of the Second Additional Premises for general office use and (b) Landlord has obtained and delivered to Tenant final inspection from City of Durham inspectors with respect to all open permits relating to the Tenant Improvements which permit Tenant to occupy the Second Additional Premises. Landlord shall use commercially reasonable efforts to obtain a certificate of occupancy for the Second Additional Premises within thirty (30) days after the date on which Landlord substantially completes the Tenant Improvements. Reference is made to the form of Declaration of Second Additional Premises Commencement Date (the “Second Additional Premises Declaration”) attached hereto as Exhibit C. After the Second Additional Premises Commencement Date, Landlord shall complete the Second Additional Premises Declaration and deliver the completed Second Additional Premises Declaration to Tenant. Within five (5) business days after Tenant receives the completed Second Additional Premises Declaration from Landlord, Tenant shall execute and return the Second Additional Premises Declaration to Landlord to confirm the Second Additional Premises Commencement Date. Failure to execute the Second Additional Premises Declaration shall not delay or otherwise affect the occurrence of the Second Additional Premises Commencement Date.

4. Improvements to the Second Additional Premises. Landlord shall construct in the Second Additional Premises, at Landlord’s sole cost and expense (except as otherwise set forth herein and in the Work Agreement), the Tenant Improvements described in the Work Agreement in accordance with the terms of the Work Agreement. In the event that Landlord and Tenant have not finally agreed upon the scope and details of the Tenant Improvements as of the Effective Date of this Fifth Amendment, the submission of plans and specifications detailing such work shall be subject to Landlord’s or Tenant’s written approval in accordance with the terms of the Work Agreement. Landlord shall not be liable for any delay in the completion of the Tenant Improvements or any delay in the delivery of the Second Additional Premises to Tenant. Notwithstanding the foregoing, if the Second Additional Premises Commencement Date has not occurred on or before December 1, 2014 (the “Delay Abatement Date”), then, the Base Rent payable with respect to the Second Additional Premises only shall be abated for a period commencing on the Second Additional Premises Commencement Date and continuing for a number of consecutive days equal to the number of days after the Delay Abatement Date that the Second Additional Premises Commencement Date failed to occur. The Delay Abatement Date shall be extended by one (1) day for each day that the Second Additional Premises Commencement Date is delayed as the result of any Tenant Delay or event of force majeure.

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5. Base Rent. From and after the Effective Date of this Fifth Amendment until the date immediately preceding the Second Additional Premises Commencement Date, Tenant shall continue to pay Landlord Base Rent for the Original Premises and Additional Premises pursuant to the terms and conditions of the Original Lease, as amended. From and after the Second Additional Premises Commencement Date, and thereafter on the first day of each and every calendar month during the Term, Tenant shall pay Landlord Base Rent for the entire Premises (i.e. the Original Premises together with the Additional Premises and the Second Additional Premises) in the following amounts, in equal monthly installments, in advance, and, accordingly, as of the Second Additional Premises Commencement Date, the Base Rent chart set forth in Paragraph 5 of the Fourth Amendment (captioned, “Base Rent”) is hereby deleted in its entirety and the following Base Rent chart is inserted in lieu thereof:

Period	Base Rent Per Square Foot	Base Rent	Monthly Base Rent
Second Additional Premises Commencement Date – 2/28/15	$20.50	$366,786.00*	$30,565.50
3/1/15 – 2/29/16	$21.01	$375,910.92	$31,325.91
3/1/16 – 2/28/17	$21.54	$385,393.68	$32,116.14
3/1/17 – 2/28/18	$22.08	$395,055.36	$32,921.28
[*on an annualized basis]

Tenant shall pay Landlord Base Rent due pursuant to this Paragraph 5 in accordance with the terms and conditions of Section 3 of the Original Lease (captioned, “Base Rent and Additional Rent”).

6. Tenant’s Share of Increases in Taxes and Expenses. Tenant hereby expressly acknowledges and agrees that (i) from and after the Effective Date of this Fifth Amendment until the date that is the later to occur of (a) the date immediately preceding the Second Additional Premises Commencement Date and (b) December 31, 2014, Tenant shall continue to pay Landlord in accordance with the terms of the Original Lease, as amended, Tenant’s Share of Taxes in excess of the Taxes incurred during the Fourth Amendment Base Tax Year and Tenant’s Share of Expenses in excess of the Expenses incurred during the Fourth Amendment Base Expense Year and (ii) notwithstanding anything to the contrary contained in the Original Lease, as amended, commencing on the later to occur of (A) the Second Additional Premises Commencement Date and (B) January 1, 2015, and continuing thereafter during the balance of the Term, Tenant shall pay Landlord, in accordance with the terms Section 3 of the Original Lease, as amended by the terms of this Paragraph 6 (1) Tenant’s New Share (hereinafter defined) of Taxes in excess of the Taxes incurred during the Fifth Amendment Base Tax Year (hereinafter defined) and (2) Tenant’s New Share of Expenses in excess of the Expenses incurred during the Fifth Amendment Base Expense Year (hereinafter defined). As used herein (x) the term “Fifth Amendment Base Tax Year” means calendar year 2014, (y) the term “Fifth Amendment Base Expense Year” means calendar year 2014 and (z) the term “Tenant’s New Share” means 42.33%.

7. Brokers. Landlord and Tenant recognize CBRE, Inc. (“Landlord Broker”), as Landlord’s agent, and Cushman & Wakefield / Thalhimer (“Tenant Broker”), as Tenant’s agent, with respect to this Fifth Amendment. Landlord agrees to be responsible for the payment of any leasing commission or any other costs or fees owed to Tenant Broker and Landlord Broker in accordance with the terms of a separate commission agreement entered into between Landlord and each of Landlord Broker and Tenant Broker. Landlord and Tenant each represent and warrant to the other that no other broker has been employed in carrying on any negotiations relating to this Fifth Amendment and shall each indemnify and hold harmless the other from any claim for brokerage or other commission arising out of (a) any breach of the foregoing representation and warranty; or (b) the actions of Landlord or Tenant with respect to the broker making any claim for a commission.

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8. Option to Extend Term.

A. Tenant shall have and is hereby granted the option to extend the Term hereof for one (1) period of three (3) years (the “Fifth Extension Period”) provided that: (i) Tenant delivers written notice (the “Extension Notice”) to Landlord, no earlier than twelve (12), and no later than nine (9), months prior to the Expiration Date, time being of the essence, of Tenant’s irrevocable election to exercise such extension option; (ii) no default by Tenant under the Lease exists at the time of Landlord’s receipt of the Extension Notice or as of the first day of the Fifth Extension Period; and (iii) Tenant has not assigned its interest in the Lease (other than to a Qualified Tenant Affiliate [hereinafter defined]) or sublet more than twenty percent (20%) of the Premises (other than to a Qualified Tenant Affiliate).

B. All terms and conditions of the Lease shall remain in full force and effect during the Fifth Extension Period, except that Base Rent (on a per rentable square foot basis) payable during the Fifth Extension Period shall equal the Fair Market Rental Rate (hereinafter defined) at the time of the commencement of the Fifth Extension Period. As used herein, the term “Fair Market Rental Rate” shall mean the fair market rental rate that would be agreed upon between a landlord and a tenant entering into a lease for comparable space as to location, configuration, size and use, in a comparable building as to quality, age, reputation and location in the Raleigh / Durham, North Carolina area, which Fair Market Rental Rate shall take into consideration any then applicable market tenant concessions for renewal tenants with credit similar to the credit of Tenant at the time of the determination of the Fair Market Rental Rate.

C. Landlord and Tenant shall negotiate in good faith to determine the Base Rent for the Fifth Extension Period for a period of thirty (30) days after the date on which Landlord receives the Extension Notice from Tenant. In the event Landlord and Tenant are unable to agree upon the Base Rent for the Fifth Extension Period within said thirty (30)-day period, the Fair Market Rental Rate shall be determined by a board of three (3) licensed real estate brokers, one of whom shall be named by Landlord, one of whom shall be named by Tenant, and the two so appointed shall select a third (the “Third Broker”). Each real estate broker so selected shall be licensed in the State of North Carolina as a real estate broker specializing in the field of office leasing in the Raleigh / Durham, North Carolina area, having no fewer than ten (10) years experience in such field, and recognized as ethical and reputable within the field. Landlord and Tenant agree to make their appointments promptly within ten (10) days after the expiration of the thirty (30)-day period, or sooner if mutually agreed upon. The two (2) brokers selected by Landlord and Tenant shall select the Third Broker within ten (10) days after they both have been appointed, and all three (3) brokers shall, within fifteen (15) days after the Third Broker is selected, submit his or her determination of the Fair Market Rental Rate. The Third Broker shall determine which determination of Fair Market Rental Rate made by Landlord’s broker or Tenant’s broker is closest to the determination of Fair Market Rental Rate made by the Third Broker (the “Closest Determination”). The Fair Market Rental Rate hereunder shall be the mean of the Closest Determination and the determination of Fair Market Rental Value made by the Third Broker. Landlord and Tenant shall each pay the fee of the broker selected by it, and they shall equally share the payment of the fee of the Third Broker.

D. Should the Term be extended hereunder for the Fifth Extension Period, Tenant shall, if required by Landlord, execute an amendment (the “Extension Amendment”) modifying the Lease within ten (10) business days after Landlord drafts and presents same to Tenant, which amendment shall accurately set forth the Base Rent for each year of the Fifth Extension Period (as determined pursuant to the terms of this Paragraph 8) and any other economic terms and provisions in effect during the Fifth Extension Period mutually agreeable to Landlord and Tenant. Should Tenant fail to execute such amendment within such ten (10) business days period, time being of the essence, Tenant’s right to extend the Term for the Fifth Extension Period shall, at Landlord’s sole option, terminate, and Landlord shall be permitted to lease such space to any other person or entity upon whatever terms and conditions are acceptable to Landlord in its sole discretion.

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E. As of the Effective Date of this Fifth Amendment, Paragraph 8 of the Fourth Amendment (captioned, “Option to Extend Term”) is hereby deleted in its entirety and is of no further force and effect.

9. Right of First Offer.

A. Commencing on the Second Additional Premises Commencement Date, but subject to (i) any expansion rights, renewal rights, rights of first offer or refusal or other rights possessed by any tenant in the Building with respect to the Right of First Offer Space (hereinafter defined) or any portion thereof existing as of the Second Additional Premises Commencement Date, (ii) any renewal rights granted by Landlord after the Effective Date of this Fifth Amendment to any tenant of all or any portion of the Right of First Offer Space and (iii) the right of any tenant of the Right of First Offer Space (or any portion thereof) to negotiate an extension of the term of its lease of such space or a new lease demising such space, Tenant shall be granted during the Term the following right with respect to the Right of First Offer Space. As used herein, the term “Right of First Offer Space” shall mean (a) any space on the first (1st) floor of the Building (other than the Premises) and/or (b) any space on the second (2nd) floor of the Building and/or (c) that certain portion of the third (3rd) floor of the Building that Tenant is currently subleasing from MDXHealth, Inc. Notwithstanding any provision of the Lease to the contrary, Tenant shall have no rights with respect to the Right of First Offer Space or any other rights of first offer or refusal, or first right to negotiate, or any other expansion rights whatsoever, except as expressly provided in this Paragraph 9.

B. In the event that any Right of First Offer Space becomes or is reasonably anticipated by Landlord to become vacant and available to lease by Tenant during the Term (following the expiration or earlier termination of an initial letting of any Right of First Offer Space that is vacant as of the Second Additional Premises Commencement Date, including any renewal or extension periods for such letting), then, subject to the terms of this Paragraph 9, Landlord shall notify Tenant in writing (the “ROFO Notice”) of such availability, and Landlord shall set forth in the ROFO Notice: (a) a description of the available Right of First Offer Space (the “ROFO Available Space”), (b) the base rent payable with respect to the ROFO Available Space, which base rent shall be comparable to the base rental rates then being offered to tenants entering into a lease for comparable space as to location, configuration, size and use, in a comparable building as to location, quality, reputation and age in the Raleigh / Durham, North Carolina area for a comparable term and (c) the date on which Landlord anticipates that the ROFO Available Space would become available for lease by Tenant (the “ROFO Availability Date”). Provided that (1) no default by Tenant then exists under the Lease; (2) Tenant has not assigned the Lease (other than to a Qualified Tenant Affiliate) or sublet twenty percent (20%) or more of the Premises (other than to a Qualified Tenant Affiliate); (3) not less than twenty-four (24) months remain in the Term as of the ROFO Avail ability Date; and (4) Tenant notifies Landlord, in writing, within ten (10) days after Tenant receives the ROFO Notice, time being of the essence, of Tenant’s irrevocable election to lease all (but not less than all) of the ROFO Available Space described in the ROFO Notice on the terms and conditions set forth in the ROFO Notice (the “ROFO Tenant Election Notice”), Tenant shall have the right to lease all, but not less than all, of the ROFO Available Space described in the ROFO Notice on the terms and conditions set forth in the ROFO Notice.

C. In the event that Tenant timely delivers a ROFO Tenant Election Notice to Landlord, Landlord shall prepare an amendment modifying the Lease to incorporate the ROFO Available Space (the “ROFO Amendment”), which amendment shall set forth, among other things: (i) the amount of Annual Base Rent for the ROFO Available Space; and (ii) the adjustments to Tenant’s obligation to pay Additional Rent caused by the addition of the ROFO Available Space. The term of the demise of the ROFO Available Space shall be co-terminus with the Term of the Lease and shall commence on the date on which Landlord delivers such ROFO Available Space to Tenant (the “ROFO Space Commencement Date”), at which time all of Tenant’s obligations with respect to the ROFO Available Space shall commence, including the obligation to pay Annual Base Rent.

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D. In the event that Landlord and Tenant enter into a ROFO Amendment, and Landlord is unable to deliver to Tenant possession of the ROFO Available Space demised thereunder on the ROFO Availability Date for any reason whatsoever, including without limitation the failure of an existing tenant to vacate such space, Landlord shall not be liable or responsible for any claims, damages or liabilities in connection therewith or by reason thereof, provided that Landlord shall use reasonable efforts to obtain possession of such space and deliver same to Tenant as soon as reasonably practicable thereafter.

E. In the event Tenant fails to timely deliver a ROFO Tenant Election Notice to Landlord or, having done so, Tenant fails to execute the ROFO Amendment (which accurately reflects the terms of the ROFO Notice) tendered by Landlord within ten (10) business days after Landlord tenders such amendment to Tenant, this Paragraph 9 shall immediately terminate and Landlord may lease the ROFO Available Space (or any portion thereof) described in the ROFO Notice to any person or entity of Landlord’s choice, on whatever terms and conditions are selected by Landlord in its sole discretion.

F. Tenant’s rights under this Paragraph 9 are personal to Chimerix, Inc. and can not be exercised by any assignee, subtenant or any other person or entity (other than a Qualified Tenant Affiliate).

10. Exterior Building Sign. After the Second Additional Premises Commencement Date, in the event that Tenant is then leasing at least 17,892 rentable square feet of space in the Building and Tenant is then in occupancy of at least 13,419 rentable square feet of space in the Building, Tenant, at Tenant’s sole cost and expense, shall have the non-exclusive right to install one (1) exterior building sign (the “Exterior Building Sign”) containing Tenant’s name and/or Tenant’s corporate logo. The Exterior Building Sign shall be located on the parapet of the Building in a location approved by Landlord and Tenant, which approval by Landlord and Tenant shall not be unreasonably withheld, conditioned or delayed. Tenant shall install the Exterior Building Sign provided that (i) the Exterior Building Sign is permitted under, and conforms to, any covenants, conditions or restrictions affecting the business park of which the Building is a part and any applicable laws, rules and regulations, including the requirements of the City of Durham, Durham County and the State of North Carolina, and (ii) Tenant has obtained all permits, licenses and approvals that may be required in order to install the Exterior Building Sign, including without limitation the approval of any owners association with respect to the business park of which the Building is a part. The exact size, style, design, dimensions and other components of the Exterior Building Sign shall be subject to Landlord’s approval. Landlord reserves the right to approve in its sole discretion the manner in which the Exterior Building Sign is affixed to the Building. In order to obtain Landlord’s approval, Tenant must submit to Landlord for Landlord’s approval samples of materials to be used for the Exterior Building Sign (showing, among other things, the thickness thereof), samples of any colors to be used for the Exterior Building Sign, complete shop drawings of the Exterior Building Sign and plans and specifications for the actual construction and attachment of the Exterior Building Sign. The Exterior Building Sign shall be installed by a contractor reasonably approved by Landlord and maintained by a contractor reasonably acceptable to Landlord. On or before the end of the Term, or in the event that Tenant assigns this Lease, or in the event Tenant is no longer leasing at least 17,892 rentable square feet of space in the Building, or in the event Tenant is no longer in occupancy of at least 13,419 rentable square feet of space in the Building, Tenant shall, at Tenant’s sole cost and expense, have a contractor reasonably approved by Landlord remove the Exterior Building Sign and restore the portions of the Building affected thereby to the condition which existed immediately prior to the installation of the Exterior Building Sign. If Tenant fails to timely remove the Exterior Building Sign or fails to restore the Building in accordance with the terms of the immediately preceding sentence, Landlord shall have the right, but not the obligation, to undertake such removal and/or restoration and Tenant shall reimburse Landlord for all costs incurred by Landlord in connection therewith, immediately upon demand therefor. Tenant shall obtain property insurance coverage for the Exterior Building Sign and such Exterior Building Sign shall be included in Tenant’s comprehensive liability insurance required pursuant to the Lease. Tenant’s rights under this Paragraph 10 are personal to Chimerix, Inc. and no assignee or sublessee of Chimerix, Inc. shall have any exterior signage rights hereunder. Tenant hereby agrees to indemnify and hold Landlord and its agents, officers, directors and employees harmless from and against any cost, damage, claim, liability or expense (including reasonable attorneys’ fees) incurred by or claimed against Landlord and its agents, officers, directors and employees, directly or indirectly, as a result of or in any way arising from the installation, maintenance, repair, operation, removal or existence of the Exterior Building Sign. Notwithstanding anything to the contrary contained in this Paragraph 10, if the Lease is assigned by Tenant to a Qualified Tenant Affiliate in accordance with the terms of the Lease, and provided that Landlord permits in writing such Qualified Tenant Affiliate to install an exterior sign on the Building, then, subject to the terms of this Paragraph 10, such Qualified Tenant Affiliate shall have the right to install one (1) sign on the exterior of the Building in accordance with the terms of this Paragraph 10, provided, however, that the Exterior Building Sign installed by Tenant has been previously removed from the Building in accordance with the terms of this Paragraph 10.

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11. Additional Modifications. As of the date of this Fifth Amendment, Paragraph 9 of the Fourth Amendment (captioned, “Expansion Option”) and Paragraph 10 of the Fourth Amendment (captioned, “Tenant’s Termination Option”) are hereby deleted in their entirety and are of no further force and effect.

12. Qualified Tenant Affiliate. As used herein, the term “Qualified Tenant Affiliate” means a corporation or other business entity which shall control, be controlled by or be under common control with Tenant or which results from a merger with Tenant or which acquires all or substantially all of the business and assets of Tenant. For purposes of the immediately preceding sentence, “control” shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity.

13. Memorandum of Lease. Upon request of Tenant, Landlord shall execute a recordable memorandum of lease, in the form attached to this Fifth Amendment as Exhibit D, which memorandum of lease shall be prepared and recorded in the public record at Tenant’s sole cost and expense.

14. Counterpart Copies. This Fifth Amendment may be executed in two (2) or more counterpart copies, all of which counterparts shall have the same force and effect as if all parties hereto had executed a single copy of this Fifth Amendment.

15. Miscellaneous. This Fifth Amendment (a) shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, transferees, successors and assigns and (b) shall be governed by and construed in accordance with the laws of the State of North Carolina.

16. Ratification. Except as expressly amended by this Fifth Amendment, all other terms, conditions and provisions of the Original Lease, as amended, are hereby ratified and confirmed and shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Office Lease under seal as of the day and year first hereinabove written.

LANDLORD:

AREP MERIDIAN I LLC,
a Delaware limited liability company

By:	/s/ Douglas Fleit
Name: Douglas Fleit
Title: President

TENANT:

CHIMERIX, INC.,
a Delaware corporation

By:	/s/ M. Berrey
Name: M. Berrey
Title: CEO

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EXHIBIT A

FLOOR PLAN OF SECOND ADDITIONAL PREMISES

EXHIBIT B

WORK AGREEMENT

This Work Agreement (the “Work Agreement”) is attached to and made a part of that certain Fifth Amendment to Office Lease dated _________ 2014, by and between AREP MERIDIAN I LLC, as landlord (“Landlord”), and CHIMERIX, INC., as tenant (“Tenant”), for the premises (the “Second Additional Premises”) described therein in the building located at 2505 Meridian Parkway, Durham, North Carolina (the “Building”).

A. TENANT IMPROVEMENTS. Landlord shall furnish and install in the Second Additional Premises in accordance with the terms of this Work Agreement, the improvements set forth in the Tenant’s Plans (hereinafter defined) which have been approved by Landlord and Tenant in accordance with Paragraph B, below (the “Tenant Improvements”).

B. PLANS AND SPECIFICATIONS

1. Space Plan. Landlord has retained an architect (the “Space Planner”) who has prepared a space plan (the “Space Plan”) showing, inter alia, the layout of the Second Additional Premises upon completion of the Tenant Improvements, and certain materials, finishes and architectural details to be included in the Tenant Improvements, which Space Plan is attached hereto as Schedule B-1.

2. Space Planner. Landlord shall cause the Space Planner to design the Tenant Improvements and prepare the Contract Documents (hereinafter defined). The cost of preparation of the Contract Documents shall be borne by Landlord, except as otherwise set forth below.

3. Engineers. Landlord may retain the services of an engineering firm selected by Landlord in its sole discretion (the “Engineers”) to: (i) design the type, number and location of all mechanical systems in the Second Additional Premises, including without limitation the heating, ventilating and air conditioning system therein, and to prepare all of the mechanical plans; (ii) assist with the electrical design of the Second Additional Premises, including the location and capacity of light fixtures, electrical receptacles and other electrical elements, and to prepare all of the electrical plans; (iii) assist with plumbing related issues involved in designing the Second Additional Premises and to prepare all of the plumbing plans; and (iv) assist with the structural elements of the Space Planner’s design of the Second Additional Premises and to prepare all the structural plans. The cost of the Engineer shall be borne by Landlord, except as otherwise set forth in this Work Agreement.

4. Time Schedule.

a. Landlord shall furnish to Tenant for its review and reasonable approval, architectural plans, working drawings and specifications (the “Contract Documents”) for the construction of the Tenant Improvements in accordance with the Space Plan. Tenant shall advise Landlord of Tenant’s reasonable approval or disapproval of the Contract Documents, or any of them, within three (3) business days after Landlord submits the Contract Documents to Tenant; provided, however, that Tenant’s sole basis for rejecting the Contract Documents shall be if the Contract Documents deviate materially from the Space Plan or if they violate applicable Legal Requirements (hereinafter defined). Landlord shall revise the Contract Documents to meet Tenant’s reasonable objections, if any, and resubmit the Contract Documents to Tenant for its review and reasonable approval after Tenant notifies Landlord of Tenant’s reasonable objections, if any. Tenant shall review and reasonably approve or reject the revised Contract Documents within two (2) business days after the Landlord resubmits same. Tenant acknowledges and agrees that Landlord shall construct the Tenant Work with Building standard materials which are readily available in the Raleigh / Durham, North Carolina area, and Landlord shall be entitled to substitute any element of the Tenant Improvements which may be temporarily unavailable with substantially similar items selected by Landlord which are available in the Raleigh / Durham, North Carolina area at the time Landlord undertakes the Tenant Improvements. Such similar items selected by Landlord shall be subject to Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant’s failure to respond within two (2) business days to any request by Landlord that Tenant approve such items shall be deemed a Tenant Delay hereunder.

b. The Space Plan and the Contract Documents are referred to collectively herein as the “Tenant’s Plans”.

5. Change Orders. Once the Contract Documents have been approved by Landlord and Tenant, no Tenant-requested changes shall be made to the Contract Documents (“Change Orders”) without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed to the extent that Landlord determines that such change does not include any work that will or may (i) delay the substantial completion of the Tenant Improvements, (ii) affect the base Building structure, (iii) adversely affect any base Building system or (iv) be or become visible from outside the Premises, in which event Landlord shall have the right to grant or deny Landlord’s consent to such change in Landlord’s sole and absolute discretion. All requests for Change Orders shall be in writing. Landlord shall not be responsible for any delay in occupancy by Tenant of the Second Additional Premises, nor shall the Second Additional Premises Commencement Date be delayed, because of any changes to the Tenant’s Plans requested by Tenant after approval by Landlord and Tenant. Tenant shall be required to pay the costs incurred in connection with any changes to the Tenant’s Plans to Landlord, in full, within ten (10) days after invoice. Any costs payable by Tenant to Landlord under this Work Agreement shall be deemed to be Additional Rent under the Lease, and in the event of any default by Tenant in any payment thereof, Landlord shall (in addition to all other rights and remedies) have the same rights and remedies arising under the Lease in the event of a default regarding the payment of Rent.

6. Deadlines. Landlord and Tenant each acknowledge that it is vital that it meet all of the schedule deadlines set forth herein in order to allow Landlord sufficient time to prepare the Tenant’s Plans, estimate costs, and to substantially complete the work within the contemplated time frame.

C. COST OF TENANT IMPROVEMENTS. Landlord shall pay for all Construction Costs (hereinafter defined) which it incurs in connection with the construction of the Tenant Improvements set forth in the initial Tenant’s Plans approved by Landlord and Tenant, except as otherwise provided in this Work Agreement. As used herein, the term “Construction Costs” means the cost of design and construction of the Tenant Improvements set forth in the initial Tenant’s Plans approved by Landlord and Tenant, all governmental permits required for the construction of the Tenant Improvements set forth in the initial Tenant’s Plans approved by Landlord and Tenant and all construction costs incurred by Landlord in undertaking the Tenant Improvements set forth in the initial Tenant’s Plans approved by Landlord and Tenant.

D. CONSTRUCTION

1. Selection of General Contractor. Once Tenant has approved the Contract Documents, Landlord shall select the contractor (“Contractor”) which will undertake construction of the Tenant Improvements.

2. Tenant Inspection. Tenant is authorized by Landlord, upon reasonable prior notice to Landlord, to make periodic inspections of the Second Additional Premises during construction during reasonable business hours, provided Tenant is accompanied by a representative of Landlord or the Contractor.

Exhibit B, Page 2

3. Delays.

a. If Landlord shall be delayed in substantially completing the Tenant Improvements as a result of any act, neglect, failure or omission of Tenant, its employees or agents (including without limitation any contractor or subcontractor employed by Tenant performing work at the Second Additional Premises), including any of the following, such delay shall be deemed a “Tenant Delay”: (1) Tenant’s failure to timely approve the Contract Documents; (2) Tenant’s failure to timely approve revised Contract Documents after resubmission by Landlord; (3) Tenant’s delay in submitting or approving any other drawings, plans or specifications; (4) Tenant’s failure, within two (2) business days after request therefor, to provide Landlord with any other information requested by Landlord for the purpose of completing the Tenant’s Plans or the ordering of materials or the letting of bids for the Tenant Improvements; (5) any change by Tenant in the Tenant’s Plans or in any other plan, specification or finish information furnished by Tenant, after Landlord has commenced the same; (6) delay in the completion of work by any person (other than Landlord or its contractors) performing work for Tenant; (7) work by Tenant, if any, not being completed on schedule which under good construction scheduling practices should be completed before some portion of the Tenant Improvements is undertaken or which otherwise interferes with Landlord undertaking the Tenant Improvements; (8) installation of Tenant’s telephone and/or other communications systems; (9) any Change Orders; (10) installation by Tenant of any systems furniture in the Second Additional Premises; (11) any act or omission by Tenant which delays the receipt by Landlord of a certificate of occupancy (or its equivalent) for the Second Additional Premises; and (12) direction by Tenant that Landlord hold up proceeding or continuing with a segment of the Tenant Improvements preliminary to a possible Change Order or for any other reason. Landlord shall notify Tenant promptly upon Landlord having actual notice of any Tenant Delay or events which are reasonably likely to lead to a Tenant Delay. Tenant shall pay to Landlord all additional costs actually incurred by Landlord resulting from any Tenant Delay, including without limitation actual delay damages awarded to the Contractor. Any such sums shall be paid to Landlord within ten (10) days after demand therefor by Landlord. As used herein, the term “Legal Requirements” shall mean any laws, ordinances, regulations and orders of the United States of America, the State of North Carolina and any other governmental authority with jurisdiction over the Building or the construction of the Tenant Improvements.

b. In the event that any particular item or items of Tenant Improvements is not readily available in reasonable quantities in, or for delivery to, the Raleigh / Durham, North Carolina area or requires a long-term lead time to procure, obtain or install (“Long Lead Items”), the Contractor shall notify Tenant or Landlord (who will notify Tenant) of this fact promptly after ascertaining same.

E. ACCEPTANCE OF SECOND ADDITIONAL PREMISES. Approximately one (1) day prior to the delivery of possession of the Second Additional Premises to Tenant with the Tenant Improvements substantially complete, Landlord, Tenant and the Contractor shall make an inspection of the Second Additional Premises to determine that the construction and installation of the Tenant Improvements has been completed in accordance with the Tenant’s Plans and this Work Agreement, and to prepare a “Punch List” of work requiring correction or completion by Landlord. Subject to force majeure, Landlord shall correct or complete all Punch List items within forty-five (45) days after the Second Additional Premises Commencement Date. Provided Tenant identifies specific Latent Defects (hereinafter defined) and provides written notice thereof to Landlord within one (1) year after the Second Additional Premises Commencement Date, Landlord (or Landlord’s contractor, at Landlord’s discretion) shall remedy such Latent Defects promptly thereafter. As used herein, the term “Latent Defects” shall mean defects in materials and workmanship comprising the Tenant Improvements that would not be apparent on a reasonable, noninvasive inspection of the Second Additional Premises by a qualified architect or engineer.

Exhibit B, Page 3

F. CONTRACTOR’S RULES AND REGULATIONS. Tenant’s contractors, subcontractors and vendors may not enter the Building to perform any work or installations without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. If Landlord consents to such entry, each contractor, subcontractor or vendor shall observe the construction rules and regulations promulgated by Landlord from time to time.

G. TENANT’S AGENT. Tenant hereby designates Barbara Berg, whose address is 2505 Meridian Parkway, Suite 340, Durham, North Carolina 27713 and whose telephone number is (919) 313-2969, to act as Tenant’s agent for purposes of authorizing and executing any and all documents, workletters or other writings and changes thereto needed to effect this Work Agreement, and any and all changes, additions or deletions to the work contemplated herein, and Landlord shall have the right to rely on any documents executed by such authorized party.

Exhibit B, Page 4

SCHEDULE B-1

SPACE PLAN

EXHIBIT C

DECLARATION OF SECOND ADDITIONAL PREMISES COMMENCEMENT DATE

This Declaration of Second Additional Premises Commencement Date is made as of ______________, 201__ by and between AREP MERIDIAN I LLC, a Delaware limited liability company (“Landlord”), and CHIMERIX, INC., a Delaware corporation (“Tenant”), who agree as follows:

1. Landlord and Tenant entered into that certain Fifth Amendment to Office Lease Agreement dated ____________, 2014 (the “Fifth Amendment”), in which Landlord leased to Tenant, and Tenant leased from Landlord, certain Second Additional Premises described therein in the office building located at 2505 Meridian Parkway, Durham, North Carolina (the “Building”). All capitalized terms herein are as defined in the Fifth Amendment.

2. Pursuant to the Fifth Amendment, Landlord and Tenant agreed to and do hereby confirm that the Second Additional Premises Commencement Date is ______________, 201__.

3. Tenant confirms that:

a.	it has accepted possession of the Second Additional Premises as provided in the Fifth Amendment;

b.	Landlord is not required to perform any work or furnish any improvements to the Second Additional Premises under the Lease;

c.	Landlord has fulfilled all of its obligations under the Lease as of the date hereof;

d.	the Lease is in full force and effect and has not been modified, altered, or amended, except as follows: __________________________________; and

e.	there are no set-offs or credits against Rent, and no Security Deposit or prepaid Rent has been paid except as provided by the Lease.

4. The provisions of this Declaration of Second Additional Premises Commencement Date shall inure to the benefit of, or bind, as the case may require, the parties and their respective successors and assigns, and to all mortgagees of the Building, subject to the restrictions on assignment and subleasing contained in the Lease, and are hereby attached to and made a part of the Lease.

[signatures appear on the following page]

LANDLORD:

AREP MERIDIAN I LLC,
a Delaware limited liability company

By:

TENANT:

CHIMERIX, INC.,
a Delaware corporation

By:

Exhibit C, Page 2

EXHIBIT D

FORM OF MEMORANDUM OF LEASE

PREPARED BY AND
AFTER RECORDING MAIL TO:

_____________
_____________
_____________
_____________

Memorandum of Lease

This Memorandum of Lease (this “Memorandum”) dated as of ____________, 201__, is made by and between AREP Meridian I LLC, a Delaware limited liability company (“Landlord”), and Chimerix, Inc., a Delaware corporation (“Tenant”).

RECITALS:

A. By that certain Office Lease dated September 1, 2007, as amended (collectively, the “Lease”), by and between Landlord and Tenant, Landlord leases to Tenant, and Tenant leases from Landlord, the premises containing approximately 17,892 rentable square feet, as more particularly described in the Lease (the “Premises”), in the building owned by Landlord and having a street address of 2505 Meridian Parkway, Durham, North Carolina (the “Building”). The Building is located upon the land described on Exhibit A attached hereto and incorporated herein by this reference (the “Land”).

B. Landlord and Tenant desire to execute and record this Memorandum for the purpose of giving notice of the existence of the Lease.

C. Unless otherwise provided herein, all capitalized words and terms in this Memorandum shall have the same meanings ascribed to such words and terms as in the Lease.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Premises. For and in consideration of the rents reserved and the covenants and agreements contained in the Lease, Landlord has leased unto Tenant, and Tenant has leased from Landlord, the Premises.

2. Lease Term. The term of the Lease expires on February 28, 2018. Tenant has the right pursuant to the terms of the Lease to extend the term of the Lease for the three (3) year period commencing on March 1, 2018 and ending on February 28, 2021.

3. Intentionally Omitted.

4. Subordination. The Lease is, by its terms, subordinate to each mortgage or deed of trust which may now or hereafter encumber the Land and to all renewals, modifications, consolidations, replacements and extensions thereof.

5. Conflict with Lease. If there is any conflict between the terms of this Memorandum and the terms of the Lease, the terms of the Lease shall control.

6. Termination of Memorandum. In consideration of the rights granted to Tenant under the Lease, Tenant has agreed that this Memorandum shall terminate ipso facto on the earlier of the termination of the Lease or the expiration of the term of the Lease. This clause shall be self operative and no further instruments are required to effectuate such termination, provided, however, that Tenant agrees to execute and file a termination of this Memorandum upon Landlord’s request.

[Signature Pages Follow]

Exhibit D, Page 2

IN WITNESS WHEREOF, Landlord and Tenant have executed this Memorandum as of the day and year first written above.

LANDLORD:

AREP MERIDIAN I LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

I, ___________________ a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that ___________, personally known to me to be the ___________ of AREP Meridian I LLC, a Delaware limited liability company, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such ___________ of AREP Meridian I LLC, a Delaware limited liability company, he/she signed and delivered the said instrument as his/her free and voluntary act, and as the free and voluntary act and deed of said limited liability company, for the uses and purposes and therein set forth.

Given under my hand and official seal this ____ day of ___________, 201__.

__________________________________________

Notary Signature

My Commission Expires: ____________________

Notary Seal:

Exhibit D, Page 3

TENANT:

CHIMERIX, INC.,
a Delaware corporation

By:
Name:
Title:

STATE OF	)
) SS.
COUNTY OF	)

I, ___________________ a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that _______________________, personally known to me to be the __________________ of CHIMERIX, Inc., a Delaware corporation, and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such _________________ of CHIMERIX, Inc., he/she signed and delivered the said instrument and caused the corporate seal of said corporation to be affixed thereto, pursuant to authority, given by the Board of __________ of said corporation as his/her free and voluntary act, and as the free and voluntary act and deed of said corporation, for the uses and purposes and therein set forth.

Given under my hand and official seal this ____ day of ___________, 201__.

__________________________________________

Notary Signature

My Commission Expires: ____________________

Notary Seal:

Exhibit D, Page 4

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

Exhibit D, Page 5